EMPLOYMENT AGREEMENT

This Employment Agreement (this “Agreement”) is made on July 1, 2013 (the “Effective Date”), between Petron Energy II, Inc., a Nevada corporation (hereinafter the “Company”), and Mr. Robert Currier, an individual (hereinafter the “Employee”). The Company and the Employee are sometimes referred to herein individually as a “Party” or collectively as the “Parties.”

RECITALS

WHEREAS, the Company is a public company and its securities are quoted in the over-the-counter market; and

WHEREAS, the Employee has extensive experience in providing certain Financial and Accounting consulting services (hereinafter collectively referred to as the “Services”) and is willing and able to provide such Services to the Company; and

WHEREAS, the Company desires to have Employee furnish such Services to the Company on the terms and conditions hereinafter set forth.

AGREEMENT

NOW, THEREFORE, in consideration of, and for the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1.      Duties of Employee.

    Scope of Services.

Employee agrees to provide the Services to the Company and is free to enter into this Agreement. Employee represents that the Services to be provided pursuant to this Agreement are not in conflict with any other contractual or other obligation to which Employee is bound. The Company acknowledges that the Employee is in the business of providing Services of the type contemplated by this Agreement. Employee agrees that it will manage its time accordingly so as to not limit or restrict the Company in the development of its projects as a result of any other business Employee may have ongoing. Employee agrees to provide the Services to the Company subject to the highest professional standards of one skilled in the Employee’s industry. Employee and/or his affiliates shall:

                                 i.            Use best efforts to promote the interests of the Company;

                               ii.            Perform duties that are commensurate and consistent with Employee’s expertise;

                              iii.            Provide timely reports of the nature and performance of the Services upon demand by the Company; and

                             iv.            Perform all such other duties as may be assigned from time to time by the Company, which relate to the business of the Company and are reasonably consistent with Employee’s position and expertise.

Changes may be made from time to time by the Company in its sole discretion to the duties and reporting relationships of Employee.

    Approval from Company

Employee shall obtain the approval of the Company prior to the commencement of any new project undertaken on behalf of the Company.

  Term and Termination

The term of this Agreement shall be for a period of one year and shall be automatically renewed (the “Term”), unless either party provides a written notice of cancellation to the other party (the “Notice of Cancellation”), which shall be effective 90 days after the date of receipt of the Notice of Cancellation by the non-cancelling party (the “Date of Cancellation”). If termination of this Agreement by the Company is “for cause,” Company may terminate this Agreement immediately. In the event of cancellation of this Agreement, the compensation balance owed to Employee shall be determined on a prorated basis from the date of last payment to the Date of Cancellation, without interest.

  Compensation

    Salary.

For the Term of this Agreement, as full consideration for the performance of the Services described above, the Company shall pay to Employee a salary in the total amount of One Hundred and Seventy Four Thousand U.S. Dollars per year (the “Salary”).

    Warrants

As full consideration for the performance of the Services described above, the Company shall issue to Employee 40,000 Warrants to purchase the Common Stock of the Company (the “Warrants”) on each anniversary of the Effective Date of this Agreement, unless earlier terminated in accordance with the terms and conditions of this Agreement. The exercise price of the Warrants to be paid to Employee shall be based on the closing price of the Company’s Common Stock on the trading day prior to the Effective Date and shall also include a “cashless exercise” option.

    Bonus

Payment of bonuses to Employee shall be in the sole discretion of the Board of Directors of the Company.

    Salary Increases

Increases in Salary shall be in the sole discretion of the Board of Directors of the Company.

  Benefits

Employee shall be enrolled in a health insurance plan to be fully-paid by the Company. Employee may also participate in any other benefit plans sponsored by the Company, including, but not limited to, any retirement plan, life insurance plan, and equity incentive plan available generally to employees of the Company, subject to any restrictions specified in, or amendments made to, such plans.

  Hours of Work and Availability

The Company may require the Employee to be available to perform the Services at such times and places as may be requested by the Company from time to time.

  Vacation

Employee shall be entitled to 28 days of paid vacation per year.

  Employees

The employees, sub-contractors, agents and other designees of Employee, if any, who perform Services for the Company under this Agreement shall also be bound by the terms and conditions of this Agreement.

  Confidentiality

Employee agrees to keep all information confidential concerning any aspect of the Company and its projects that would not generally be known to persons other than those associated with the Company. The Company recognizes that Employee has and will have the following information:

- inventions

- products

- trade secrets

- customer lists

- copyrights

and other proprietary information (collectively, "Information") which are valuable, special and unique assets of the Company and need to be protected from improper disclosure. In consideration for the disclosure of the Information, Employee agrees that Employee will not at any time or in any manner, either directly or indirectly, use any Information for Employee's own benefit, or divulge, disclose, or communicate in any manner any Information to any third party without the prior written consent of the Company. Employee will protect the Information and treat it as strictly confidential. A violation of this section shall be a material violation of this Agreement.

  Unauthorized Disclosure of Information.

If it appears that Employee has disclosed (or has threatened to disclose) Information in violation of this Agreement, the Company shall be entitled to an injunction to restrain Employee from disclosing, in whole or in part, such Information, or from providing any services to any party to whom such Information has been disclosed or may be disclosed. The Company shall not be prohibited by this provision from pursuing other remedies, including a claim for losses and damages.

  Non-Competition

Recognizing that the various items of Information are special and unique assets of the Company that need to be protected from disclosure, and in consideration of the disclosure of the Information, Employee agrees and covenants that for a period of twelve (12) Months following the termination of this Agreement, whether such termination is voluntary or involuntary, Employee will not directly or indirectly engage in any business competitive with the Company. Directly or indirectly engaging in any competitive business includes, but is not limited to, (i) engaging in a business as owner, partner, or agent, (ii) becoming an employee of any third party that is engaged in such business, or (iii) becoming interested directly or indirectly in any such business, or (iv) soliciting any customer of the Company for the benefit of a third party that is engaged in such business. Employee agrees that this non-compete provision will not adversely affect the livelihood of the Employee.

  Entire and Sole Agreement

This Agreement embodies the entire Agreement and understanding between the Company and the Employee and supersedes any and all negotiations, prior discussions, preliminary and prior agreements related to the subject matter hereof. This Agreement may be modified by mutual agreement of all of the Parties.

  Authority

This Agreement has been dully authorized, executed and delivered by and on behalf of the Company and Employee.

  Severability

The provisions of this Agreement are meant to be enforced severally so that a determination that one or more provisions are unenforceable or invalid shall not affect or render invalid any other provision of this Agreement, and such other provisions shall continue to be in full force in accordance with their terms.

  Capacity of Employee

The Employee has the full power to enter into this Agreement and to carry out his obligations under this Agreement.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date set forth above.

By:                                                                                                      By:

PETRON ENERGY II, INC.                                                                ROBERT CURRIER

(“COMPANY”)                                                                                     (“EMPLOYEE”)

_________________________________                                           ______________________________

By: Floyd Smith                                                                                    By: Robert Currier

Its: Chief Executive Officer